UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2010 (December 1, 2010)

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 1, 2010, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of ACI Worldwide, Inc. (the “Company”) approved the 2011 Executive Management Incentive Compensation plan (the “2011 Executive MIC”) for the Company’s executive officers, including the Company’s named executive officers (collectively, the “Executives”).
     The 2011 Executive MIC, including the 2011 short-term incentive goals (the “2011 Executive MIC Goals”), was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Annual Stockholders’ Meeting held June 10, 2008.
     The objective of the 2011 Executive MIC is to incent Executives to achieve or exceed the Company’s financial and performance goals for the Company’s fiscal year commencing January 1, 2011 (the “performance period”). MIC bonus amounts are determined based upon the achievement of two categories of performance metrics: (1) Funding Metrics, and (2) Business Unit Performance Metrics. A MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the Executive’s plan. Performance attainment less than the threshold level indicated yields zero payout for that metric.
     The Funding Metrics consist of the three consolidated Company financial metrics set forth in the table below. The total funded incentive pool available for payout to Executives will be calculated based upon the achievement of these three metrics.

Company
Performance	Metric	Attainment	Payout
Metric	Weighting	Percentage	Percentage
Operating Income	75%	90%	40%
		100%	100%
		118%	200%

Sales	15%	90%	40%
		100%	100%
		114%	200%

60 Month Backlog	10%	98%	40%
		100%	100%
		103%	200%
     Certain Executives have MIC plans comprised solely of the Funding Metrics above. Other Executives have MIC plans that also include one or more Business Unit Performance Metrics with a maximum aggregate weighting for such Business Unit Performance Metrics of 67%.
     Distribution of the funded incentive pool to Executives depends upon each Executive’s performance against his individual MIC plan metrics. In no event will the aggregate MIC bonuses paid to all plan participants exceed the amount of the funded incentive pool.
     In order to be entitled to any payment under the 2011 Executive MIC, the Executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the Executive’s employment with the Company is terminated for any reason prior to the payment date, the Executive will not be eligible for a MIC bonus for the performance period, and the Executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.
     The Company reserves the right at any time during the performance period to: (a) amend or terminate the 2011 Executive MIC in whole or in part, (b) revoke any eligible Executive’s right to participate in the 2011 Executive MIC, and (c) make adjustments to targets and payouts; provided, however, any such adjustments shall be in accordance with the terms of the Executive MIC Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.
/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: December 7, 2010